                                                                    Exhibit 99.1

                                 LIBERTY BANCORP, INC.
                                     100 Broadway
                             Oklahoma City, Oklahoma 73102

   P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           The undersigned hereby appoints Kenneth R. Brown and Myra D. Trahern
   R as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the
   O shares of common stock of Liberty Bancorp, Inc. ("Liberty") held of record by the undersigned on February 10, 1997 at the special meeting of
   X shareholders of Liberty to be held on March 31, 1997 or any reconvention thereof.
   Y
       1. A proposal to approve a Merger Agreement among Liberty, BANC ONE CORPORATION ("BANC ONE"), and Banc One Oklahoma Corporation, a wholly owned subsidiary of BANC ONE ("BOOC"), pursuant to which Liberty will merge with and into BOOC and each outstanding share of Liberty common stock will be converted into the right to receive 1.175 shares of BANC ONE common stock.

              FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

       2. Such other business as may properly come before the meeting or any reconvention thereof.

           This proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF LIBERTY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY RECONVENTION THEREOF.

                                                   Dated:                , 1997
                                                   -----------------------------

                                                   -----------------------------
                                                    (Signature of Shareholder)

                                                   -----------------------------
                                                     (Signature of additional
                                                       Shareholder, if any)

                                                   Sign exactly as stock is
                                                   held. When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give full
                                                   title. If more than one
                                                   trustee, all should sign. All
                                                   joint owners must sign.